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                                                                     EXHIBIT 3.9


                        ASSIGNMENT OF MEMBERSHIP INTEREST

     THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this "Assignment") is executed as of the close of business on November 30, 2001 (the "Effective Date") by AKS Investments, Inc. (the "Assignor") and DDI Holding, Inc. (the "Assignee").

                                    RECITALS:
                                    --------

     A. Assignor is a Member of Douglas Dynamics, LLC, a Delaware limited liability company (the "Company"). Assignor owns One Percent (1%) of the capital and profits of the Company and the distributions associated therewith (the "Membership Interest").

     B. Section 6.1 of the Operating Agreement of the Company, as amended, permits the transfer of Assignor's Membership Interest to a wholly owned, direct or indirect, subsidiary of AK Steel Corporation. Assignee is such a subsidiary.

     C. Assignor desires to assign all of its Membership Interest to Assignee.

     NOW, THEREFORE, each of the undersigned, for value received and intending to be legally bound, declares:

     1. Assignment by Assignor. As a contribution to the capital of Assignee and
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for other good and valuable consideration, the receipt of which is acknowledged by Assignor, Assignor hereby transfers and assigns to Assignee, all right, title and interest of Assignor in the Membership Interest, and all rights that may arise from, or be associated with, the Membership Interest. The assignment is made as of the Effective Date.

     2. Construction of the Assignment. Any capitalized term not defined in the
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Assignment shall have the meaning specified in the Operating Agreement, as amended, of the Company in effect on the Effective Date.

     IN WITNESS WHEREOF, this Assignment is executed as of the Effective Date.

                                     ASSIGNOR:

                                        AKS INVESTMENTS, INC.

                                        By: /s/ John G. Hritz
                                            ---------------------------------
                                            Printed:  John G. Hritz
                                            Its:  President


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                             ACCEPTANCE BY ASSIGNEE

     DDI HOLDING, INC., the Assignee referenced above, hereby accepts the transfer and assignment of the Membership Interest as described above.

                                     ASSIGNEE:

                                        DDI HOLDING, INC.

                                        By: /s/ John J. Kuzman, Jr.
                                            ----------------------------------
                                            Printed:  John J. Kuzman, Jr.
                                            Its:  President